UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2004

GREAT LAKES BANCORP, INC.
 (Exact name of registrant as specified in its charter)

New York	000-50267	13-4237490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2421 Main Street, Buffalo, New York		14214
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (716) 961-1900

            Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

        On March 15, 2004, Great Lakes Bancorp, Inc. completed a sale of common stock to its existing shareholders of record as of January 14, 2004. On April 2, 2004, the company issued a press release announcing the results of the offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
(c)	Exhibits

99.1 Press Release dated April 2, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Bancorp, Inc.

Date: April 2, 2004	By:	/s/ Kim S. Destro
		Name:	Kim S. Destro
		Title:	Vice President & Chief Financial Officer